AMENDMENT NO. 3

to

EMPLOYMENT AGREEMENT
dated May 3, 2012

by and among
AXIS Specialty U.S. Services, Inc. (the “Company”),
AXIS Capital Holdings Limited (the “Parent”)
AXIS Specialty Limited (“Specialty”)

and

Albert A. Benchimol (the “Executive”)
Dated January 1, 2017

WHEREAS, the Company and the Executive entered into a letter agreement dated May 3, 2012, and agreed to amend such letter agreement on March 9, 2015 (Amendment No. 1) and January 19, 2016 (Amendment No. 2) (with such letter agreement and amendments collectively referred to herein as the “Agreement”), in consideration of the Executive’s employment as Chief Executive Officer and President of the Parent; and

WHEREAS, the Company, the Parent, Specialty and the Executive have determined that it is in the best interests of the Company, the Parent, Specialty and their shareholders to amend the Agreement reflect a change in the Executive’s legal entity employer.

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as follows:

1.	The opening paragraph of the letter agreement is amended to replace reference to “AXIS Specialty U.S. Service, Inc., a Delaware Corporation” with “AXIS Specialty Limited, a Bermuda company”.

2.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first written above.

AXIS SPECIALTY U.S. SERVICES, INC.

By: /s/ Noreen McMullan
Name: Noreen McMullan
Title: Executive Vice President

AXIS CAPITAL HOLDINGS LIMITED

By: /s/ Jose Osset
Name: Jose Osset
Title: Sr. Vice President and Treasurer

AXIS SPECIALTY LIMITED

By: /s/ Richard Strachan
Name: Richard Strachan
Title: Executive Vice President

Accepted and agreed
as of the date first written above:

/s/ Albert A. Benchimol
Albert A. Benchimol